BEHLERMICK
Bank of America Financial Center
601 W Riverside, Suite 430
Spokane, WA 99201
United States of America

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-154747) of MIPSolutions, Inc. of our report dated April 15, 2011, on the financial statements of MIPSolutions, Inc., which report appears in this Annual Report on Form 10-K for the year ending December 31, 2010.

BehlerMick PS

BehlerMick PS
Spokane, Washington
April 19, 2011

T +1 509 838 5111
F +1 509 838 5114